UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

MOUNT KNOWLEDGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable

(State or other jurisdiction of incorporation or	(Commission File Number)	IRS Employer Identification No.)
organization)

39555 Orchard Hill Place, Suite 600 PMB 6096, Novi, Michigan, 48375
(Address of principal executive offices)

248-893-4538
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 31, 2010, Mount Knowledge Holdings, Inc. (the “Company”) entered into a Definitive Agreement (the “Agreement”) with Mount Knowledge USA, Inc. (“MTK USA”) and Birch First Advisors, LLC (“Birch First”) pursuant to which the Company acquired 11,166,690 shares (the “MTK Common Shares”) of common stock, par value $0.0001 per share, of MTK USA (“MTK Common Stock”) and 8,888,888 shares (the “MTK Series A Shares”) of Series A Convertible Preferred Stock (“MTK Series A Preferred Stock”), par value $0.0001 per share, of MTK USA. In exchange for the MTK Securities, the Company issued 11,166,690 shares (the “Company Common Shares”) of its common stock, par value $0.0001 per share (the “Company Common Stock”) and 8,888,888 shares (the “Company Series A Shares”) of its Series A Convertible Preferred Stock, par value $0.0001 per share (the “Company Series A Preferred Stock”), together with the Company Common Shares and the Company Series A Shares, the “Company Securities”). The Agreement includes representations and warranties and other provisions customary for a transaction of this nature. The Company anticipates designating the Company Series A Preferred Stock promptly following the closing and intends to issue the Company Series A Shares to Birch First upon the filing thereof.

MTK USA markets, sells and distributes a proprietary real time self learning system software application domestically and internationally to a variety of customers, including individuals, schools, government agencies, and businesses. As a result of the transactions contemplated by the Agreement, the Company owns 54.34% of the outstanding shares of MTK Common Stock and 100% of the outstanding shares of MTK Series A Preferred Stock.

As a result of the transactions contemplated by the Agreement, Birch First now owns a total of 18,591,690 shares of Company Common Stock and 8,888,888 shares of Company Series A Preferred Stock and previously issued warrants to purchase 2,000,000 shares of Company Common Stock.

The foregoing disclosure is not intended to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 to this report and incorporated herein by reference in response to this Item 1.01.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosures under Items 1.01 and 2.01 above are incorporated herein by reference in response to this Item 3.02. The Company Securities referenced in Items 1.01 and 2.01 were offered and sold to Birch First in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

The required financial statements will be filed in an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The required pro forma financial information will be filed in an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit
Number	Description

10.1	Definitive Agreement

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. We caution readers that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from those contained or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the agreements described herein, the filing of the Series A Preferred Stock Designation, the issuance of the Company Series A Shares and the filing of financial statements and pro forma financial information in a future filing. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s future performance and the future performance of the Acquired Entities, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009 filed with the SEC, not all of which are known to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2010

MOUNT KNOWLEDGE HOLDINGS, INC.

By: /s/ Daniel A. Carr
       Daniel A. Carr
       President, Chief Executive Officer,
       Chief Financial Officer, Treasurer and Director